Exhibit 5.2

August 15, 2022

Beamr Imaging Ltd.

10 HaManofim Street

Herzeliya, 4672561 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-1 (Registration No. 333-262904) (as amended to date, the “Registration Statement”) filed by Beamr Imaging Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration (including in connection with an overallotment option granted to the Underwriter (as defined below)) and proposed maximum aggregate offering price by the Company of up to $18,328,125 of: (A) ordinary shares, par value NIS 0.05, of the Company (the “Ordinary Shares”); (B) warrants (the “Underwriter Warrants”) to purchase Ordinary Shares issued to the Underwriter; and (C) the Ordinary Shares underlying the Underwriter Warrants (together with the Ordinary Shares and Underwriter Warrants, the “Securities”). The Securities are being registered by the Company, which has engaged ThinkEquity LLC. (the “Underwriter”) to act as the underwriter in connection with a public offering of the Company’s Ordinary Shares (the “Offering”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. With respect to the Securities being duly and validly issued, fully paid and non-assessable, and the due authorization of the Underwriter Warrants, we have relied on the opinion of Doron, Tikotzky, Kantor, Gutman, Nass, Amit Gross & Co. filed as an exhibit to the Registration Statement as filed with the Commission.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

Beamr Imaging Ltd.
August 15, 2022

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, assuming the due authorization, execution and delivery of the Underwriter Warrants, the Underwriter Warrants, if and when issued and paid for in accordance with the terms of the Offering, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinion is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ McDermott Will & Emery LLP
McDermott Will & Emery LLP

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.